UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE Redmond, Washington 98052
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 27, 2010, Microvision, Inc. (“Microvision”) announced that pursuant to the previously announced common stock purchase agreement between Microvision and Azimuth Opportunity, Ltd. (“Azimuth”), dated as of August 16, 2010, Microvision has issued 6,277,275 shares of its common stock to Azimuth for an aggregate purchase price of $12,500,000.00. The per share price at which Azimuth purchased these shares from Microvision was established under the purchase agreement by reference to the volume weighted average prices of Microvision’s common stock on The NASDAQ Global Market during the relevant pricing period, less a discount of 10.00% per share. Microvision will receive proceeds from the sale of these shares of approximately $12,375,000 after deducting a placement agent fee of $125,000 to be paid to Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, in connection with this issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: September 27, 2010